Exhibit 1.1

Knoll, Inc.

Common Stock, $0.01 par value

Underwriting Agreement

[            ], 2004

Goldman, Sachs & Co.

UBS Securities LLC

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representatives of the several Underwriters

   named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street

New York, New York 10004

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Knoll, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [            ] additional shares (the “Optional Shares”) of common stock, $0.01 par value (“Stock”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc., an affiliate of an Underwriter, to administer a directed share program (the “Directed Share Program”) under which up to [            ] Firm Shares of the Firm Shares to be purchased by UBS Securities LLC (the “Reserved Shares”), shall be reserved for sale by UBS Financial Services Inc. at the initial public offering price to the Company’s directors, officers, employees, business associates, and related persons, designated by the Company (the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. UBS Securities LLC may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS Financial Services Inc. with names, addresses and telephone numbers of the individuals or other entities that the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-118901) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and UBS Securities LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the

Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and UBS Securities LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, current or future prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus;

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or have such power or authority would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, subject to Section 630 of the New York Business Corporation Law, to the extent applicable, non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances on such shares of capital stock to secure the Company’s senior credit facility as described in the Prospectus;

(viii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the Certificate of Incorporation or By-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (i) and (iii) as would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(ix) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) as would not have a Material Adverse Effect;

(x) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Consequences for Non-U.S. Holders of our Common Stock” and under the caption “Shares Eligible for Future Sale”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, and the statements set forth in the Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xiii) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

(xiv) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xv) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus were obtained from independent industry publications and reports and are based on or derived from sources which the Company reasonably and in good faith believes are reliable, and such data agree with the sources from which they are derived;

(xvi) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security of the Company has any rights to require registration of any security of the Company as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect;

(xvii) Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”), other than Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus;

(xviii) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act and the Rules and Regulations and which have not been so described or filed;

(xix) No relationship, direct or indirect, exists between or among the Company and any director, officer, stockholder, customer or supplier of the Company which is required by the Act and the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company;

(xx) Except for this Agreement and as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD;

(xxi) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires;

(xxii) The Company holds, except where the failure to do so would not have a Material Adverse Effect, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals, clearances and orders of any federal, state or foreign governmental authority required for the ownership of the properties of the Company or the conduct of its business (collectively, “Government Licenses”) and all such Government Licenses are valid and in full force and effect; except as would not have a Material Adverse Effect, the Company has complied at all times with all applicable federal, state, local and foreign laws, regulations, orders and decrees; the Company has not received, and has no reason to believe it will receive, any notice of proceedings relating to the suspension, revocation or modification of any Government Licenses nor has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course;

(xxiii) Except as would not have a Material Adverse Effect, the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Company Intellectual Property”); except as would not have a Material Adverse Effect, none of the patents owned or licensed by the Company is unenforceable or invalid, and, except as would not have a Material Adverse Effect, none of the patent applications owned or licensed by the Company would be unenforceable or invalid if issued as patents; except as would not have a Material Adverse Effect, the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; the Company has not received any notice of violation or conflict with (and the Company knows of no basis for violation or conflict with) rights of others with respect to the Company Intellectual Property that, if resolved against the Company or its subsidiaries, would have a Material Adverse Effect; except as would not have a Material Adverse Effect, there are no pending or, to the best knowledge of the Company, threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret, trade mark, service mark, copyright or other intellectual property or proprietary right; and, except as would not have a Material Adverse Effect, the discoveries, inventions, products or processes of the Company referenced in the Prospectus do not, to the best knowledge of the Company, violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person;

(xxiv) Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has violated any applicable existing Federal, State, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), lacks any permits, licenses or other approvals required of it under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except for such instances of noncompliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical, material, waste or substance;

(xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxvi) the Registration Statement, the Prospectus and any Preliminary Prospectus comply or will comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered; and

(xxvii) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its subsidiaries or any of their respective products or services.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Knoll, Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the

Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(viii) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders (up to the aggregate number of Optional Shares to be sold by such Selling Stockholder as set forth opposite its name on Schedule II thereto; provided, however, Warburg, Pincus Ventures, L.P. shall sell additional Optional Shares if and to the extent the other Selling Stockholders elect not to sell their Optional Shares for any reason), at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and UBS Securities LLC may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [            ], 2004 or such other time and date as Goldman, Sachs & Co., UBS Securities LLC and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., UBS Securities LLC and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 2:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC;

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders or file with the Commission via EDGAR as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that this clause (ii) shall not require the Company to deliver any information that would cause the Company to make a filing under Regulation FD as promulgated under the Securities Exchange Act of 1934, as amended;

(h) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters and UBS Financial Services Inc. that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and, except as provided in Section 5(c), all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of the Attorneys-in-Fact and the Custodian and any transfer agent or registrar; (viii) all costs, fees and expenses in connection with the offer and sale of the Reserved Shares, including all costs and expenses of UBS Financial Services Inc., as administrator of the Directed Share Program, including the reasonable fees and disbursements of counsel for UBS Financial Services Inc., as administrator of the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder; and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Goldman, Sachs & Co. and UBS Securities LLC agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. and UBS Securities LLC for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vii), (x), and (xiii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and certificates from government officials, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv) Each of Spinneybeck Enterprises, Inc., a New York corporation, and Knoll Overseas, Inc., a Delaware corporation (collectively, the “Domestic Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Domestic Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) is owned directly or indirectly by the Company, to such counsel’s knowledge, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v) To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) The sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need express no opinion;

(ix) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument filed as an exhibit to the Registration Statement;

(x) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Consequences for Non-U.S. Holders of our Common Stock” and under the caption “Shares Eligible for Future Sale”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, and the statements set forth in the Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

(xi) The Company is not an “investment company”, as such term is defined in the Investment Company Act; and

(xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

In addition, such counsel shall state that although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject that is, in each case material to the Selling Stockholder, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such consent, approval, authorization or order which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

(iv) To such counsel’s knowledge, immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

(v) Upon payment therefore by the Underwriters, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons on Schedule III, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

8. (a)(i) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and UBS Securities LLC expressly for use therein and (B) the Directed Share Program, provided that the Company shall not be responsible under this clause (B) for any loss, damage, expense, liability or claim that is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Underwriter in conducting the Directed Share Program.

(ii) The Company agrees to indemnify, defend and hold harmless UBS Financial Services Inc. and its partners, directors and officers, and any person who controls UBS Financial Services Inc. within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS Financial Services Inc. or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is (A) based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company, including the Preliminary Prospectus, for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; (C) caused by the failure of any Directed Share Participant to comply with any required procedures; (D) based upon any claims related to the Directed Share Program arising subsequent to the delivery of the Reserved Shares to any Directed Share Participant; or (E) otherwise arises out of or is based upon the Directed Share Program, provided that the Company shall not be responsible under this clause (E) for any loss, damage, expense, liability or claim that is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of UBS Financial Services Inc. in conducting the Directed Share Program.

(b) Each of the Selling Stockholders, severally but not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and UBS Securities LLC expressly for use therein; provided, further, that the liability of each Selling Stockholder pursuant to this subsection 8(b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and UBS Securities LLC expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

9. (a) The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company expressly for use therein by (i) any Selling Stockholder or (ii) any Underwriter through Goldman, Sachs & Co. and UBS Securities LLC.

(b) Each of the Selling Stockholders, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of each Selling Stockholder pursuant to this subsection 9(b), together with any liability of such Selling Stockholder pursuant to Section 8(b) hereof, shall not exceed the product of the number of Shares sold by such Selling Stockholder (including any Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholders on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and the Selling Stockholders on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Selling Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Selling Stockholder shall be required to contribute any amount that, together with any required contribution by such Selling Stockholder pursuant to Section 8 hereof, exceeds the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders’ obligations in this subsection (d) to contribute are several and not joint.

(e) Anything in this Section 9 notwithstanding, nothing contained in this Section 9 shall in any way affect the rights of the Underwriters and the obligations of the Company and the Selling Stockholders under Section 8 hereof.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of Latham & Watkins LLP, counsel to the Underwriters, and Willkie Farr & Gallagher LLP, counsel to the Company, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter or UBS Financial Services Inc., as the case may be, except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter or UBS Financial Services Inc., as the case may be, in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and UBS Securities LLC on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and UBS Securities LLC, 299 Park Avenue, New York, New York 10171 Attention: Syndicate Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary or if sent to the signatories to the lock-up agreement or any of them, will be mailed, delivered, telegraphed and confirmed to such signatory at its address set forth in the lock up agreement; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, UBS Financial Services Inc., the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each of the Selling Stockholders consent to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against, Goldman, Sachs & Co., UBS Securities LLC or any indemnified party. Each of Goldman, Sachs & Co., UBS Securities LLC, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or any of the Selling Stockholders and may be enforced in any other courts to the jurisdiction of which the Company or any of the Selling Stockholders are or may be subject, by suit upon such judgment.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Knoll, Inc.

By:
Name:
Title:

The Selling Stockholders named in Schedule II to this Agreement

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Warburg, Pincus Ventures, L.P.

By:	Warburg Pincus & Co., its general partner

By:
Name:
Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

By:
(Goldman, Sachs & Co.)

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters

UBS Financial Services Inc.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
UBS Securities LLC.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

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SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Warburg Pincus & Co. (a)
Burton B. Staniar (b)
John H. Lynch (b)
Miles Glidden (b)
Michael Lehman (b)

Total

(a)	This Selling Stockholder is represented by Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 and has appointed [ ] and [ ], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)	This Selling Stockholder is represented by Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 and has appointed [ ] and [ ], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

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SCHEDULE III

List of Persons Delivering Lock-Up Agreements

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ANNEX I

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”);

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim

3

financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases

4

in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II(a)

[Form of Latham & Watkins LLP Opinion]

1

ANNEX II(b)

[Form of Willkie Farr & Gallagher LLP Opinion]

1